"Mobile Bill Recharge" Cooperation Agreement

This Agreement (Agreement No.         ) is made and entered into as of [   ] M [   ] D, [     ] Y by and between:

Party A: SmartPay Information Technology Ltd. Shanghai

Address: Room 401-404, 1 Middle Fuxing Road, Shanghai

Telephone: 021-63900999

and

Party B: Shanghai REDtone Telecommunications Ltd.

Mobile Phone for Business: 13651683246

Telephone:

For purposes of customizing a fashionable financial service tool for mobile phone users, Party A and Party B cooperate with each other and give full play to their advantages on the basis of the principles of faithfulness and mutual benefits pursuant to the relevant provisions of applicable laws of the People's Republic of China. The parties agree as follows after amicable negotiations:

Article 1: Contents of Cooperation

During the term of this Agreement, Party A authorizes Party B to be an agent of Party A for providing Mobile Bill Recharge service to the mobile phone users via the business system of Party A.

Article 2: Agency Conditions

2.1 Party B becomes a SmartPay user by registration with the SmartPay system.

2.2 Party B shall be solely responsible for the premises and necessary supporting equipment for the agency.

2.3 Party B shall provide Party A with a copy of the legal business license or a copy of the valid identity certification, which shall constitute appendices to this Agreement.

Article 3: Rights and Obligations of Both Parties

Rights and obligations of Party A:

(1)

Party A shall be responsible for providing Party B with the service platform as the transmission channel of transaction data, to fulfill the recharge service.

(2)

Party A shall be responsible for providing technical supports relating to Mobile Bill Recharge interface, and have obligation to ensure the stability of the interface system.

(3)

Party A shall have the right to upgrade and modify the technical interface, to which Party B shall provide necessary assistance and support.

(4)

Party A shall be responsible for providing Party B with the data inquiry interface, to facilitate Party B's inquiry of the recharge transaction records;

(5)

Party A shall provide Party B with the agency price for the Mobile Bill Recharge service in accordance with the Agreement.

(6)

Party A shall have the right to determine and adjust the agency price, settlement price and commission policies of the relevant products hereunder according to market conditions, and publicize such information on the system platform page provided by Party A; however, a one day prior notice shall be given to Party B, and if Party B disagrees to the adjusted prices and policies, Party A shall have the right to terminate this Agreement.

(7)

Party A shall endeavor to ensure the normal operation of the service platform and ensure real-time arrival of the amount recharged to the user's mobile phone. In case of instability of Party A's platform, which is attributable to telecommunications or bank system or other causes which can not be foreseen by Party A, Party A shall notify Party B, and assist Party B in dealing with the relevant matters arising therefrom.

Rights and obligations of Party B:

(1)

Party B shall be responsible for strictly observing the business standards of Party A, and assuming all the consequences resulting from its violation of the business standards of Party A.

(2)

Party B shall be responsible for their own business operations, such as platform operation, user management, customer service, etc.;

(3)

Party B shall not disclose the trade secrets of Party A to any third party. Such confidentiality obligations shall be valid until two years after the termination of this Agreement.

(4)

Party B shall strictly observe the price strategy specified by Party A in the whole process of the sales, and not reduce the sales price of Party A's products without authorization, not sell the products of Party A at the price lower than the same agreed by Party A.

(5)

Party B shall have the right to consult the business through the customer service hotline of Party A.

(6)

If Party B intends to terminate the Agency Agreement early, the Agreement may be terminated early after Party A gives a written reply and approval for the written application submitted by Party B. Party A shall, within one week, return to Party B all the balance in the SmartPay account of Party B.

(7)

When Party B provides recharge service to the customer, if the operation is correct and the relevant amount is deducted from the SmartPay account, but the recharge is not successful, Party B shall make proper interpretation to the customer, and timely contact Party A. After verifying the reality, Party A shall return the amount to the SmartPay account of Party B within three working days.

Article 4: Income Settlement and Method of Settlement

4.1 Mobile Bill Recharge Agency Price:

Product Name	Recharge Agency Price (RMB)	Remarks
Shanghai Mobile card with nominal value of RMB 50 yuan	RMB 49.40 yuan
Shanghai Mobile card with nominal value of RMB 100 yuan	RMB 98.72 yuan
Shanghai Telecom card with nominal value of RMB 50 yuan	RMB 49.20 yuan	This price is limited to Shanghai Telecom Mobile Bill Recharge service, and not applicable for the fixed-line and PHS temporarily.
Shanghai Telecom card with nominal value of RMB 100 yuan	RMB 98.40 yuan
Shanghai Unicom card with nominal value of RMB 20 yuan	RMB 19.66 yuan	This price is limited to Shanghai Unicom direct recharge service.
Shanghai Unicom card with nominal value of RMB 30 yuan	RMB 29.49 yuan
Shanghai Unicom card with nominal value of RMB 50 yuan	RMB 49 yuan
Shanghai Unicom card with nominal value of RMB 100 yuan	RMB 98 yuan

4.2 Method of settlement:

(1) SmartPay account to be registered by Party B: Li Zhiqiang (alex.lee); registered mobile phone number: 13651683246. Linking website: www.redtone.com.cn

(2) After Party B remits the money to the account designated by Party A, Party A shall add the money to the SmartPay account of Party B at 11:30 am and 16:30 pm after a working day (extended accordingly if falling on a holiday).

(3) After Party B submits the recharge application, Party A shall deduct the corresponding amount from the account of Party B in accordance with the recharge agency price agreed upon by the parties. No settlement will be made additionally.

(4) The bank designated by Party A:

Account Name: SmartPay Information Technology Ltd. Shanghai Shanghai

A/C No. 1001205819016222-908

Deposit Bank: Industrial and Commercial Bank of China People's Square Sub-branch

Article 5: Term of the Agreement

This Agreement shall become effective from the date when it is signed by the parties, and be valid for one year, from July 20, 2010 to July 19, 2011. Upon the expiration of this Agreement, the parties may re-negotiate the renewal.

Article 6: Force Majeure

Party A shall assume no responsibility for failure by Party A to perform its obligations hereunder due to the force majeure. The force majeure refers to all the objective circumstances beyond the reasonable control of Party A (including but not limited to communications failure, and other objective circumstances attributable to service providers and banks, etc.).

Article 7: Settlement of Disputes

Any disputes in connection with the validity, interpretation or performance of this Agreement shall be settled by Party A and Party B through amicable negotiations first. If no settlement can be reached through negotiation, either party shall have the right to file a lawsuit with the competent court.

Article 8: Trade Secrets

8.1 Party A and Party B shall maintain the confidentiality trade secrets of the other party known by it through the business contact and other ways; and not disclose to any third parties without the prior written consent of the other party.

8.2 Except required by the work specified herein, neither party shall use or copy the trademarks, logos, commercial information, technical and other information of the other party without the prior consent of the other party.

8.3 Within two years after the termination of this Agreement, the parties shall still have the confidentiality obligation specified herein.

Article 9: Liabilities for Breach

9.1 Failure by either party to perform the obligations hereunder or serious violation by either party of this Agreement, causing inability to continue the business operation or achieve the business purpose specified herein, shall be deemed as unilateral termination of this Agreement by the breaching party, and the other party shall have the right to claim against the breaching party for compensation, and terminate this Agreement through the legal procedures in accordance with the provisions herein. If the parties agree to continue the cooperation, the breaching party shall compensate the economic losses of the non-breaching party.

9.2 During the cooperation, if the performance of this Agreement is directly affected or the performance of this Agreement is prevented from performing in accordance with the conditions agreed upon by any unforeseeable events, the occurrence and consequences of which are unpreventable and unavoidable, or by the requirements of China Unicom's related policies, the prevented party shall notify the other party of the event immediately, and within fifteen days thereafter, provide detailed information about the event and a valid document evidencing the reasons of its inability to perform this Agreement in whole or in part or the delay in the performance of this Agreement. According to the affect of the event on the performance of this Agreement, the parties shall decide through negotiation whether to terminate this Agreement, or partially relieve the obligation to perform this Agreement, or postpone the performance of the Agreement.

Article 10: Effectiveness and Miscellaneous

This Agreement shall become effective after it is signed and sealed by the parties. This Agreement is made out in duplicate, with each party holding one respectively, with equal effect in law.

Party A may assign all the rights and obligations hereunder to SmartPay Jieyin Limited according to the actual situations, without a notice to Party B.

For and on behalf of                           For and on behalf of

Party A: SmartPay Information                  Party B: Shanghai REDtone

       Technology Ltd. Shanghai                       Telecommunications Ltd.

Representative:                               Representative: